Exhibit 99.1

Fortress Reports Second Quarter 2016 Results and Announces Dividend of $0.09 per Share

New York, NY. July 28, 2016 – Fortress Investment Group LLC (NYSE: FIG) (“Fortress” or the “Company”) today reported its second quarter 2016 financial results.

FINANCIAL SUMMARY

•	Fortress declared a cash dividend of $0.09 per dividend paying share for the second quarter 2016

•	Management Fee Paying Assets Under Management (“AUM”) of $70.2 billion as of June 30, 2016, down slightly compared to the previous quarter and a decrease of 2% compared to June 30, 2015

•	GAAP net loss of $27 million, or a $0.07 loss per diluted Class A share, for the second quarter of 2016, compared to GAAP net income of $5 million, or $0.00 per diluted Class A share, for the second quarter of 2015

•	GAAP net loss of $43 million, or a $0.11 loss per diluted Class A share, for the first half of 2016, compared to GAAP net income of $92 million, or $0.16 per diluted Class A share, for the first half of 2015

•	Pre-tax distributable earnings (“DE”) of $101 million, or $0.26 per dividend paying share, for the second quarter of 2016, compared to pre-tax DE of $137 million, or $0.30 per dividend paying share, for the second quarter of 2015

•	Pre-tax distributable earnings (“DE”) of $165 million, or $0.42 per dividend paying share, for the first half of 2016, compared to pre-tax DE of $192 million, or $0.42 per dividend paying share, for the first half of 2015

•	Net cash and investments of $1.0 billion, or $2.42 per dividend paying share, as of June 30, 2016

•	$1.2 billion of gross embedded incentive income across funds and permanent capital vehicles as of June 30, 2016, that has not yet been recognized in DE

•	Total uncalled capital, or “dry powder,” of $7.3 billion as of June 30, 2016, including $4.5 billion available for general investment purposes

BUSINESS HIGHLIGHTS

•	Raised $434 million of capital across alternative investment businesses during the first half of 2016

•	Investment performance summary as of June 30, 2016:

•	Private Equity fund valuations increased 7.9% in the quarter

•	Annualized inception-to-date net IRRs for Credit Opportunities Fund (“FCO”), FCO II and FCO III of 23.7%, 16.2% and 9.8%, respectively

•	Second quarter 2016 net returns of 2.8% for the Drawbridge Special Opportunities Fund (“DBSO”) LP and (6.1)% for the Fortress Centaurus Global Fund Ltd

•	14 of 16 Logan Circle strategies outperformed respective benchmarks in the second quarter

“We posted strong results in the second quarter, with pre-tax distributable earnings per share increasing by more than 60% over the first quarter of the year,” said Fortress CEO Randal Nardone. “Performance highlights included robust realizations in our Credit PE Funds, which contributed to our highest ever first half of distributable earnings for the Credit business, and a substantial increase in valuations in our PE Funds, which drove unrecognized incentive income to approximately $1.2 billion. With substantial embedded value in our funds and on our balance sheet, and strong levels of activity and productivity across our core businesses, we are very optimistic about our prospects for the full year.”

SUMMARY FINANCIAL RESULTS

Fortress’s business model is highly diversified, and management believes that this positions the Company to capitalize on opportunities for investing, capital formation and harvesting profits that can occur at different points in any cycle for our individual businesses. Fortress’s business model generates stable and predictable management fees, which is a function of the majority of Fortress’s alternative AUM residing in long-term investment structures. Fortress’s alternative investment businesses also generate variable incentive income based on performance, and this incentive income can contribute meaningfully to financial results. Balance sheet investments represent a third component of Fortress’s business model, and the Company has built substantial value in these investments, which are made in Fortress funds alongside the funds’ limited partners. The table below summarizes Fortress’s operating results for the three months ended June 30, 2016. The condensed consolidated GAAP statement of operations and balance sheet are presented on pages 12-13 of this press release.

	2Q	1Q	2Q	% Change		1H	1H	% Change
	2016	2016	2015	QoQ	YoY	2016	2015	YoY
(in millions, except per share amount)
GAAP
Revenues	$232	$232	$308	0%	(25)%	$464	$535	(13)%
Expenses	238	207	258	15%	(8)%	445	587	(24)%
Other Income (loss)	(17)	(40)	(51)	N/A	N/A	(57)	157	N/A
Net income (loss)	(27)	(16)	5	N/A	N/A	(43)	92	N/A
Net income (loss) attributable to Class A Shareholders	(14)	(9)	3	N/A	N/A	(23)	38	N/A

Per diluted share	$(0.07)	$(0.04)	$0.00	N/A	N/A	$(0.11)	$0.16	N/A

Weighted average Class A shares outstanding, diluted	217	221	449			219	222
Distributable Earnings
Fund management DE	$98	$63	$133	56%	(26)%	$161	$184	(13)%
Pre-tax DE	101	64	137	58%	(26)%	165	192	(14)%

Per dividend paying share/unit	$0.26	$0.16	$0.30	63%	(13)%	$0.42	$0.42	(1)%

Weighted average dividend paying shares and units outstanding	394	398	454			396	452
Assets Under Management
Private Equity and Permanent Capital	$13,284	$13,952	$16,535	(5)%	(20)%	$13,284	$16,535	(20)%
Credit[1]	18,209	18,689	14,491	(3)%	26%	18,209	14,491	26%
Liquid Markets[2]	4,622	5,195	7,377	(11)%	(37)%	4,622	7,377	(37)%
Logan Circle	34,080	32,801	33,564	4%	2%	34,080	33,564	2%

Total Assets Under Management	$70,195	$70,637	$71,967	(1)%	(2)%	$70,195	$71,967	(2)%

[1]	The Assets Under Management presented for Credit includes $2,078 million of AUM related to co-managed funds as of 2Q 2016.
[2]	The Assets Under Management presented for Liquid Markets includes $4,113 million of AUM related to Affiliated Managers as of 2Q 2016.

GAAP RESULTS

Fortress recorded a GAAP net loss of $27 million, or a $0.07 loss per diluted Class A share, for the second quarter of 2016, compared to GAAP net income of $5 million, or $0.00 per diluted Class A share, for the second quarter of 2015. Our diluted earnings per share includes the income tax effects to net income (loss) attributable to Class A shareholders from the assumed conversion of Fortress Operating Group units to Class A shares in periods when the effect is dilutive.

The year-over-year decrease in Fortress’s second quarter 2016 GAAP net income was primarily driven by a $76 million decrease in revenues and a $9 million increase in income tax expense. These decreases were partially offset by a $19 million decrease in expenses and a $34 million increase in other income.

The decrease in revenues of $76 million was primarily attributable to decreases of $60 million in incentive income from affiliates and $25 million in management fees from affiliates, partially offset by an increase of $9 million in incentive income from non-affiliates.

The decrease in incentive income from affiliates was primarily related to lower incentive income from the Permanent Capital Vehicles and Credit business. The decrease in management fees from affiliates was primarily related to Permanent Capital Vehicle options granted to Fortress during the second quarter of 2015 and the closing of the Fortress Macro Funds and related managed accounts during the fourth quarter of 2015. These decreases were partially offset by an increase primarily from the Credit Hedge Funds related to a co-management agreement which began in July 2015 and an increase from the Permanent Capital Vehicles as a result of an increase in average AUM.

Incentive income from non-affiliates in the second quarter of 2016 increased year-over-year by $9 million, primarily related to higher incentive income from a Credit PE managed account.

The $19 million decline in expenses was primarily related to lower general, administrative and other expenses (including depreciation and amortization) and lower compensation and benefits, partially offset by higher interest expense.

Other income (loss) in the second quarter of 2016 was a loss of $17 million, down from a loss of $51 million in the second quarter of 2015. The $34 million decrease in the loss was primarily related to a decrease in the net loss from equity method investees, primarily with respect to investments in the Private Equity Funds and Liquid Hedge Funds, net increases in the fair value of our options and common stock in the Permanent Capital Vehicles, and a reduction of expense related to the tax receivable agreement liability. These net increases were partially offset by net realized and unrealized losses in the fair value of derivatives, primarily related to Japanese Yen foreign exchange contracts for the second quarter of 2016, as compared to a gain in the prior period.

SEGMENT RESULTS (NON-GAAP)

This section provides information about each of Fortress’s businesses: (i) Credit Hedge Funds and Credit PE Funds, (ii) Private Equity Funds and Permanent Capital Vehicles, (iii) Liquid Hedge Funds, and (iv) Logan Circle. Fortress uses DE as the primary metric to manage its businesses and gauge the Company’s performance, and it uses DE exclusively to report segment results. All DE figures are presented on a pre-tax basis. Consolidated segment results are non-GAAP information and are not presented as a substitute for Fortress’s GAAP results. Fortress urges you to read “Non-GAAP Information” below.

	As of June 30, 2016
		Private Equity		Credit Funds		Liquid Hedge Funds	Logan Circle Partners
(in millions)	Total	Funds	Permanent Capital Vehicles	Hedge Funds	PE Funds
Assets Under Management[3]	$70,195	$6,640	$6,644	$8,966	$9,243	$4,622	$34,080
Dry Powder	$7,291	$596	$—	$336	$6,359	N/A	N/A
Average Management Fee Rate[4]		1.2%	1.5%	2.0%	1.3%	1.1%	0.2%
Incentive Eligible NAV Above Incentive Income Threshold[5]	$22,824	$1,916	$4,730	$5,680	$10,408	$—	$90
Undistributed Incentive Income: Unrecognized	$1,183	$209	$30	$62	$879	$3	$—
Undistributed Incentive Income: Recognized	34	—	3	31	—	—	—

Undistributed Incentive Income[6]	$1,217	$209	$33	$93	$879	$3	$—

	Three Months Ended June 30, 2016
		Private Equity		Credit Funds		Liquid Hedge Funds	Logan Circle Partners
(in millions)	Total	Funds	Permanent Capital Vehicles	Hedge Funds	PE Funds
Third-Party Capital Raised	$86	$—	$—	$27	$43	$16	$—
Segment Revenues
Management fees	$141	$26	$27	$37	$31	$6	$14
Incentive income	131	—	14	33	85	(1)	—

Total	272	26	41	70	116	5	14
Segment Expenses
Operating expenses	(106)	(10)	(18)	(29)	(29)	(7)	(13)
Profit sharing compensation expenses	(58)	—	(3)	(11)	(44)	—	—

Total	(164)	(10)	(21)	(40)	(73)	(7)	(13)

Earnings From Affiliated Managers	1	—	—	—	—	1	—

Principal Performance Payments	(11)	—	(3)	(5)	(3)	—	—

Fund Management DE	$98	$16	$17	$25	$40	$(1)	$1

Net Investment Income[7]	3	1	1	1	7	(5)	1

Pre-tax Distributable Earnings	$101	$17	$18	$26	$47	$(6)	$2

[3]	The Assets Under Management presented for the Credit Hedge Funds includes $2,078 million related to co-managed funds and $837 million related to the third party originated JP Funds and Value Recovery Funds. The Assets Under Management presented for the Liquid Hedge Funds includes $4,113 million related to Affiliated Managers.
[4]	The Average Management Fee Rate presented for the Credit Hedge Funds excludes the co-managed funds and third-party originated JP Funds and Value Recovery Funds (see footnote 3 above). The Average Management Fee Rate presented for the Liquid Hedge Funds excludes Affiliated Managers.
[5]	The Incentive Eligible NAV Above Incentive Income Threshold presented for Credit Hedge Funds excludes co-managed funds, certain third party originated funds and sidepocket investments and for Liquid Hedge Funds, excludes Affiliated Managers and sidepocket investments. The Incentive Eligible NAV Above Incentive Income Threshold presented for Private Equity Funds and Credit PE Funds (except for a certain FCO Managed Account in its investment period and a portion of MSR Opportunities Fund II A and Long Dated Value Fund I, whose capital was above the incentive income threshold as of June 30, 2016), represents total fund NAV. The Incentive Eligible NAV Above Incentive Income Threshold presented for the Permanent Capital Vehicles represents the equity basis that is used to calculate incentive income.
[6]	Undistributed Incentive Income - Recognized represents the results of the main fund investments for the Credit Hedge Funds including the impact of realized gains and losses and unrealized losses on sidepocket investments. Undistributed Incentive Income - Unrecognized represents the results of the Private Equity Funds, Credit PE Funds and Liquid and Credit Hedge Fund sidepocket and redeeming capital account (RCA) investments which have not been recognized in Distributable Earnings and will be recognized when realized. The Undistributed Incentive Income presented for the Credit Hedge Funds excludes co-managed funds and certain third party originated funds and for Liquid Hedge Funds, excludes Affiliated Managers. Undistributed Incentive Income for Credit PE Funds includes $13 million of unrealized losses that would have reduced Distributable Earnings if Fortress had settled Japanese Yen foreign exchange derivative contracts used to economically hedge estimated future incentive income it had outstanding as of June 30, 2016. Undistributed Incentive Income for Permanent Capital Vehicles includes incentive income that would have been recorded in Distributable Earnings if Fortress had (i) exercised all of its in-the-money options it holds in the Permanent Capital Vehicles and sold all of the resulting shares and (ii) sold all of its Permanent Capital Vehicle common shares which it received as incentive income, based on their June 30, 2016 closing price.
[7]	Net Investment Income includes Unallocated Expenses of $3 million.

Pre-tax DE was $101 million in the second quarter of 2016, down from $137 million in the second quarter of 2015, primarily due to lower incentive income and management fees, partially offset by lower operating expenses and lower principal performance payments.

Management fees were $141 million in the second quarter of 2016, down from $144 million in the second quarter of 2015. The decrease was primarily due to lower management fees from the Liquid Hedge Funds and Private Equity Funds, partially offset by higher management fees from the Credit Hedge Funds, Permanent Capital Vehicles and Credit PE Funds.

Incentive income in the second quarter of 2016 totaled $131 million, down from $183 million in the second quarter of 2015. The year-over-year decrease was primarily due to lower incentive income from the Permanent Capital Vehicles and Credit Hedge Funds, partially offset by higher incentive income from the Credit PE Funds.

Earnings from Affiliated Managers totaled $1 million in the second quarter of 2016, up from a loss of $1 million in the second quarter of 2015.

Additionally, Fortress had $1.2 billion in gross undistributed, unrecognized incentive income based on investment valuations as of June 30, 2016. This includes nearly $1.2 billion from our funds and $30 million from options and common shares in our permanent capital vehicles.

The Company’s segment revenues and distributable earnings will fluctuate materially depending upon the performance of its funds and the realization events within its private equity businesses, as well as other factors. Accordingly, the revenues and distributable earnings in any particular period should not be expected to be indicative of future results.

ASSETS UNDER MANAGEMENT

As of June 30, 2016, AUM totaled $70.2 billion, down slightly from $70.6 billion as of March 31, 2016. Notably, approximately 87% of alternative AUM was in funds with long-term investment structures as of June 30, 2016.

During the quarter, Fortress’s AUM decreased due to (i) a $0.9 billion decline in the AUM of Affiliated Managers and co-managed funds, (ii) $0.8 billion of capital distributions to investors, (iii) a $0.2 billion decline in AUM related to divested businesses and (iv) $0.1 billion in equity buybacks for the Permanent Capital Vehicles. These decreases to AUM were partially offset by (i) $1.5 billion of net market-driven valuation gains, (ii) a $0.1 billion increase in invested capital and (iii) $0.1 billion of capital raised that was directly added to AUM.

As of June 30, 2016, the Credit Funds and Private Equity Funds had $6.7 billion and $0.6 billion of uncalled capital, respectively, that will become AUM if called. Uncalled capital or dry powder – capital committed to the funds but not invested and generating management fees – includes $2.8 billion that is only available for follow-on investments, management fees and other fund expenses.

BUSINESS SEGMENT RESULTS

Below is a discussion of second quarter 2016 segment results and business highlights.

Credit:

•	Credit AUM up 26% year-over-year to $18.2 billion

•	FCO, FCO II, FCO III, FJOF and FJOF II (Yen) recorded annualized inception-to-date net IRRs of 23.7%, 16.2%, 9.8%, 33.3% and 28.3%, respectively, through June 30, 2016

•	Recorded $118 million of gross incentive income in the quarter and $350 million of gross incentive income over the last twelve months

•	$941 million of gross embedded incentive income that has not yet been recognized in DE

(See supplemental data on pages 19-20 for more detail on Credit results)

The Credit business, which includes our Credit PE Funds and Credit Hedge Funds, generated pre-tax DE of $73 million in the second quarter of 2016, up from $68 million in the second quarter of 2015. The year-over-year increase in DE was primarily driven by higher incentive income and management fees, partially offset by higher operating and profit sharing expenses.

The Credit PE Funds generated pre-tax DE of $47 million in the quarter, up from $32 million in the second quarter of 2015, as gross incentive income increased 42% year-over-year to $85 million. Over the last twelve months, the Credit PE Funds have recognized $298 million of gross incentive income, while gross unrecognized Credit PE incentive income has increased year-over-year to $879 million as of June 30, 2016.

The Credit Hedge Funds generated pre-tax DE of $26 million for the quarter, down from $36 million in the second quarter of 2015, primarily due to lower incentive income. Fortress’s flagship credit hedge fund, DBSO LP, had net returns of 2.8% for the quarter and annualized inception to date net returns of 10.7% as of June 30, 2016.

Private Equity and Permanent Capital Vehicles:

•	PE Fund valuations increased 7.9% for the quarter

•	$6.6 billion of PE Fund and Permanent Capital Vehicle Incentive Eligible NAV Above Incentive Income Thresholds at quarter end

•	Gross unrecognized incentive income of $239 million at quarter end, including $209 million in the PE Funds

•	Fortress funds and affiliates sold remaining stake in Gaming & Leisure Properties

(See supplemental data on pages 17-18 for more detail on Private Equity results)

The Private Equity business recorded pre-tax DE of $35 million in the second quarter of 2016, including $18 million for the Permanent Capital Vehicles and $17 million for the Private Equity Funds, down from $76 million in the second quarter of 2015. The year-over-year decrease was primarily driven by lower incentive income for the Permanent Capital Vehicles, partially offset by lower operating expenses for the Private Equity Funds and higher management fees for the Permanent Capital Vehicles.

Private Equity Fund valuations increased 7.9% in the second quarter, primarily due to NAV appreciation of Fortress Equity Partners, partially offset by a decline in the share price of OneMain Holdings, Inc. (NYSE: OMF). Gross unrecognized PE fund incentive income totaled $209 million at quarter end, up from $22 million in the previous quarter.

Incentive Eligible NAV Above Incentive Income Thresholds totaled $6.6 billion at quarter end, including $4.7 billion for the Permanent Capital Vehicles and $1.9 billion for the PE Funds. As of June 30, 2016, New Residential Investment Corp. (NYSE: NRZ), New Senior Investment Group Inc. (NYSE: SNR), New Media Investment Group Inc. (NYSE: NEWM) and Eurocastle Investment Limited (Euronext Amsterdam: ECT) were at or above their respective incentive income thresholds and eligible to earn incentive income.

During the quarter, Fortress funds and affiliates sold their remaining stake in Gaming and Leisure Properties, Inc. (NASDAQ: GLPI), generating $333 million of gross proceeds from the sale of 10.5 million GLPI shares.

Liquid Hedge Funds:

•	Fortress continued to rationalize its Liquid Hedge Funds business, transferring its interests in the Fortress Convex Asia Funds to a third party during the quarter and informing investors post quarter end that it will close the Fortress Centaurus Global Funds; together these strategies represented less than 1% of total Fortress AUM

(See supplemental data on page 21 for more detail on Liquid Hedge Funds results)

The Liquid Hedge Funds recorded a pre-tax DE loss of $6 million in the second quarter of 2016, flat compared to the second quarter of 2015 as lower management fees and net investment income were offset by lower operating expenses and higher earnings from Affiliated Managers.

In June 2016, Fortress transferred its interests as general partner and investment manager of the Fortress Convex Asia Funds to a third party. The Fortress Convex Asia Funds had $177 million of AUM at the time of the transfer. Post quarter end, Fortress informed investors that it will close the Fortress Centaurus Global Funds, which had $182 million in AUM as of June 30, 2016. These actions reflect Fortress’s continued focus on rationalizing an underperforming Liquid Markets segment. Together, the Fortress Convex Asia Funds and Fortress Centaurus Global Funds generated a pre-tax DE loss of $9 million year-to-date through June 30, 2016.

Excluding AUM related to the Fortress Centaurus Global Funds, the Liquid Hedge Funds had $4.4 billion of AUM at quarter end, including $4.1 billion related to Affiliated Managers.

Logan Circle:

•	In the second quarter, all 16 Logan Circle strategies generated positive net returns and 14 of 16 strategies outperformed their respective benchmarks

•	Strong investment performance resulted in $1.3 billion of market-driven valuation gains in the quarter

(See supplemental data on page 22 for more detail on Logan Circle results)

Logan Circle, our traditional asset management business, recorded pre-tax DE of $2 million for the second quarter of 2016, up from breakeven pre-tax DE for the second quarter of 2015, primarily due to lower operating expenses and higher net investment income.

Logan Circle ended the quarter with $34.1 billion in AUM, up 4% compared to the previous quarter, primarily due to $1.3 billion of market-driven valuation gains.

For the quarter ended June 30, 2016, 14 of 16 Logan Circle fixed income strategies outperformed their respective benchmarks. Since inception, 15 of 16 Logan Circle fixed income strategies have outperformed their respective benchmarks and eight were ranked in the top quartile of performance for their competitor universe.

LIQUIDITY & CAPITAL

As of June 30, 2016, Fortress had cash and cash equivalents of $279 million and debt obligations of $261 million.

As of June 30, 2016, Fortress had approximately $1.0 billion of investments in Fortress funds and options in publicly traded permanent capital vehicles and a total of $152 million in outstanding commitments to its funds. In addition, the NAV of Fortress’s investments in its own funds exceeded its segment cost basis by $450 million at quarter end, representing net unrealized gains that have not yet been recognized for segment reporting purposes.

DIVIDEND

Fortress’s Board of Directors declared a cash dividend of $0.09 per dividend paying share. The dividend is payable on August 16, 2016 to Class A shareholders of record as of the close of business on August 10, 2016.

The declaration and payment of any dividends are at the sole discretion of the Board of Directors, which may decide to change its dividend policy at any time. Please see below for information on the U.S. federal income tax implications of the dividend.

NON-GAAP INFORMATION

DE is a supplemental metric used by management to measure Fortress’s operating performance. DE is a measure that management uses to manage, and thus report on, Fortress’s segments, namely: Private Equity, Permanent Capital Vehicles, Credit Hedge Funds, Credit PE Funds, Liquid Hedge Funds and Logan Circle. DE differs from GAAP net income in a number of material ways. For a detailed description of the calculation of pre-tax DE and fund management DE, see Exhibit 3 to this release and note 10 to the financial statements included in the Company’s most recent quarterly report on Form 10-Q.

Fortress aggregates its segment results to report consolidated segment results, as shown in the table under “Summary Financial Results” and in the “Total” column of the table under “Consolidated Segment Results (Non-GAAP).” The consolidated segment results are non-GAAP financial information. Management believes that consolidated segment results provide a meaningful basis for comparison among present and future periods. However, consolidated segment results should not be considered a substitute for Fortress’s consolidated GAAP results. The exhibits to this release contain reconciliations of the components of Fortress’s consolidated segment results to the comparable GAAP measures, and Fortress urges you to review these exhibits. Fortress also uses weighted average dividend paying shares and units outstanding (used to calculate pre-tax DE per dividend paying share) and net cash and investments. The exhibits to this release contain reconciliations of these measures to the comparable GAAP measures, and Fortress urges you to review these exhibits.

CONFERENCE CALL

Management will host a conference call today, Thursday, July 28th at 10:00 A.M. Eastern Time. A copy of the earnings release is posted to the Investor Relations section of Fortress’s website, www.fortress.com. The conference call may be accessed by dialing 1-877-694-6694 (from within the U.S.) or 1-970-315-0985 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress Second Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “44491615.”

INVESTOR & MEDIA RELATIONS CONTACT

Gordon E. Runté

Fortress Investment Group

+1-212-798-6082

grunte@fortress.com

ABOUT FORTRESS

Fortress Investment Group LLC (NYSE: FIG) is a leading, highly diversified global investment management firm with $70.2 billion in assets under management as of June 30, 2016. Fortress applies its deep experience and specialized expertise across a range of investment strategies - private equity, credit, liquid hedge funds and traditional asset management - on behalf of over 1,750 institutional clients and private investors worldwide. For more information regarding Fortress Investment Group LLC or to be added to its e-mail distribution list, please visit www.fortress.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Fortress’s sources of management fees, incentive income and investment income (loss), estimated fund performance and the amount and source of expected capital commitments. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the sources and amounts of management fees, incentive income and investment income, the amount and source of expected capital commitments for any new fund or redemption amounts may differ, possibly materially, from these forward-looking statements. Such differences or other changes to forward-looking statements could cause the Company’s actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q, which is, or will be, available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

U.S. FEDERAL INCOME TAX IMPLICATIONS OF DIVIDEND

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the dividend declared in July 2016 will be treated as a partnership distribution. The per share distribution components are as follows:

U.S. Long Term Capital Gain (1)	$0.0000
Non-U.S. Long Term Capital Gain	$0.0000
U.S. Portfolio Interest Income (2)	$0.0450
U.S. Dividend Income (3)	$0.0000
Income Not from U.S. Sources (4)	$0.0000
Return of Capital	$0.0450

Distribution Per Share	$0.0900

(1)	U.S. Long Term Capital Gain realized on the sale of a United States Real Property Holding Corporation. As a result, the gain from the sale will be treated as income that is effectively connected with a U.S. trade or business.
(2)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-Percent shareholder under §871(h)(3)(B) of the Code.
(3)	This income is subject to withholding under §1441 of the Code.
(4)	This income is not subject to withholding under §1441 or §1446 of the Code.

Fortress Investment Group LLC

Condensed Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
Management fees: affiliates	$126,388	$150,936	$253,778	$278,643
Management fees: non-affiliates	14,192	14,966	27,611	30,257
Incentive income: affiliates	22,160	82,158	53,938	106,381
Incentive income: non-affiliates	9,411	296	9,862	296
Expense reimbursements: affiliates	56,148	53,991	111,439	108,556
Expense reimbursements: non-affiliates	1,649	3,568	2,806	6,816
Other revenues	2,758	2,573	4,889	4,228

Total Revenues	232,706	308,488	464,323	535,177

Expenses
Compensation and benefits	191,279	199,108	355,484	377,996
General, administrative and other	38,770	45,185	71,896	88,166
Depreciation and amortization	5,821	12,768	12,087	18,099
Interest expense	2,982	1,039	6,019	1,878
Transfer of interest in Graticule	—	—	—	101,000

Total Expenses	238,852	258,100	445,486	587,139

Other Income (Loss)
Gains (losses)	(7,266)	(6,787)	(23,939)	24,774
Tax receivable agreement liability adjustment	—	(7,500)	(2,699)	(7,500)
Earnings (losses) from equity method investees	(9,107)	(36,321)	(29,887)	5,387
Gain on transfer of Graticule	—	—	—	134,400

Total Other Income (Loss)	(16,373)	(50,608)	(56,525)	157,061

Income (Loss) Before Income Taxes	(22,519)	(220)	(37,688)	105,099
Income tax benefit (expense)	(4,072)	5,199	(4,855)	(13,200)

Net Income (Loss)	$(26,591)	$4,979	$(42,543)	$91,899

Allocation of Net Income (Loss)
Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	(12,146)	1,653	(19,572)	53,876
Redeemable Non-Controlling Interests in Income (Loss) of Consolidated Subsidiaries	—	10	—	(6)
Net Income (Loss) Attributable to Class A Shareholders	(14,445)	3,316	(22,971)	38,029

	$(26,591)	$4,979	$(42,543)	$91,899

Earnings (Loss) Per Class A Share
Net income (loss) per Class A share, basic	$(0.07)	$0.01	$(0.11)	$0.16

Net income (loss) per Class A share, diluted	$(0.07)	$0.00	$(0.11)	$0.16

Weighted average number of Class A shares outstanding, basic	216,733,660	216,183,181	218,790,533	215,985,577

Weighted average number of Class A shares outstanding, diluted	216,733,660	449,210,362	218,790,533	222,210,732

Fortress Investment Group LLC

Condensed Consolidated Balance Sheets

(dollars in thousands)

	June 30, 2016 (Unaudited)	December 31, 2015
Assets
Cash and cash equivalents	$278,937	$339,842
Due from affiliates	178,837	273,811
Investments	936,530	1,055,789
Investments in options	40,432	30,427
Deferred tax asset, net	434,150	427,102
Other assets	114,291	148,310

Total Assets	$1,983,177	$2,275,281

Liabilities and Equity

Liabilities
Accrued compensation and benefits	$184,642	$318,750
Due to affiliates	346,250	365,218
Deferred incentive income	366,983	332,329
Debt obligations payable	260,677	230,677
Other liabilities	98,269	86,503

Total Liabilities	1,256,821	1,333,477

Commitments and Contingencies

Redeemable Non-controlling Interests	—	—

Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 216,532,484 and 216,790,409 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	—	—
Class B shares, no par value, 750,000,000 shares authorized, 169,514,478 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	—	—
Paid-in capital	1,932,021	1,988,707
Retained earnings (accumulated deficit)	(1,451,241)	(1,415,113)
Accumulated other comprehensive income (loss)	(4,404)	(2,909)

Total Fortress shareholders’ equity	476,376	570,685
Principals’ and others’ interests in equity of consolidated subsidiaries	249,980	371,119

Total Equity	726,356	941,804

	$1,983,177	$2,275,281

Fortress Investment Group LLC

Exhibit 1-a

Supplemental Data for the Three Months Ended June 30, 2016 and 2015

	Three Months Ended June 30, 2016
		Private Equity		Credit Funds		Liquid Hedge Funds	Logan Circle
(in millions)	Total	Funds	Permanent Capital Vehicles	Hedge Funds	PE Funds
Assets Under Management
AUM - April 1, 2016	$70,637	$7,179	$6,773	$9,336	$9,353	$5,195	$32,801
Capital raised	59	—	—	—	43	16	—
Equity raised (Permanent Capital Vehicles)	—	—	—	—	—	—	—
Increase in invested capital	98	8	—	—	90	—	—
Redemptions	(54)	—	—	(28)	—	(26)	—
RCA distributions[8]	(49)	—	—	(49)	—	—	—
Return of capital distributions	(844)	(348)	(25)	(4)	(457)	(10)	—
Crystallized Incentive Income	(4)	—	—	(4)	—	—	—
Equity buyback	(83)	—	(83)	—	—	—	—
Change in AUM of Affiliated Managers and co-managed funds	(867)	—	—	(511)	—	(356)	—
Divested Businesses	(177)	—	—	—	—	(177)	—
Net Client Flows	18	—	—	—	—	—	18
Income (loss) and foreign exchange	1,461	(199)	(21)	226	214	(20)	1,261

AUM - Ending Balance	$70,195	$6,640	$6,644	$8,966	$9,243	$4,622	$34,080

Third-Party Capital Raised	$86	$—	$—	$27	$43	$16	$—

Segment Revenues
Management fees	$141	$26	$27	$37	$31	$6	$14
Incentive income	131	—	14	33	85	(1)	—

Total	272	26	41	70	116	5	14

Segment Expenses
Operating expenses	(106)	(10)	(18)	(29)	(29)	(7)	(13)
Profit sharing compensation expenses	(58)	—	(3)	(11)	(44)	—	—

Total	(164)	(10)	(21)	(40)	(73)	(7)	(13)

Earnings From Affiliated Managers	1	—	—	—	—	1	—

Fund Management DE (before Principal Performance Payments)	109	16	20	30	43	(1)	1

Principal Performance Payments	(11)	—	(3)	(5)	(3)	—	—

Fund Management DE	98	16	17	25	40	(1)	1

Investment Income	6	1	1	1	7	(5)	1
Unallocated Expenses	(3)

Pre-tax Distributable Earnings	$101	$17	$18	$26	$47	$(6)	$2

Pre-tax Distributable Earnings per Dividend Paying Share	$0.26

	Three Months Ended June 30, 2015
		Private Equity		Credit Funds		Liquid Hedge Funds	Logan Circle
(in millions)	Total	Funds	Permanent Capital Vehicles	Hedge Funds	PE Funds
Assets Under Management
AUM - April 1, 2015	$69,889	$10,179	$4,622	$6,271	$7,563	$7,838	$33,416
Capital raised	675	—	—	79	425	171	—
Equity raised (Permanent Capital Vehicles)	2,291	—	2,291	—	—	—	—
Increase in invested capital	796	120	227	6	443	—	—
Redemptions	(375)	—	—	—	—	(375)	—
RCA distributions[8]	(200)	—	—	(200)	—	—	—
Return of capital distributions	(346)	(183)	—	(31)	(112)	(20)	—
Adjustment for capital reset	(168)	—	(168)	—	—	—	—
Crystallized Incentive Income	(21)	—	—	(21)	—	—	—
Change in AUM of Affiliated Managers and co-managed funds	(106)	—	—	—	—	(106)	—
Net Client Flows	1,056	—	—	—	—	—	1,056
Income (loss) and foreign exchange	(1,524)	(529)	(24)	140	(72)	(131)	(908)

AUM - Ending Balance	$71,967	$9,587	$6,948	$6,244	$8,247	$7,377	$33,564
Third-Party Capital Raised	$3,213	$—	$2,291	$79	$672	$171	$—

Segment Revenues
Management fees	$144	$29	$23	$29	$30	$19	$14
Incentive income	183	—	74	50	60	(1)	—

Total	327	29	97	79	90	18	14

Segment Expenses
Operating expenses	(121)	(15)	(16)	(19)	(30)	(27)	(14)
Profit sharing compensation expenses	(54)	—	(9)	(18)	(30)	3	—

Total	(175)	(15)	(25)	(37)	(60)	(24)	(14)

Earnings From Affiliated Managers	(1)	—	—	—	—	(1)	—

Fund Management DE (before Principal Performance Payments)	151	14	72	42	30	(7)	—

Principal Performance Payments	(18)	—	(11)	(6)	(1)	—	—

Fund Management DE	133	14	61	36	29	(7)	—

Investment Income	5	—	1	—	3	1	—
Unallocated Investment Income	—
Unallocated Expenses	(1)

Pre-tax Distributable Earnings	$137	$14	$62	$36	$32	$(6)	$—

Pre-tax Distributable Earnings per Dividend Paying Share	$0.30

[8]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 1-a

Supplemental Data for the Six Months Ended June 30, 2016 and 2015

	Six Months Ended June 30, 2016
		Private Equity		Credit Funds		Liquid Hedge Funds	Logan Circle
(in millions)	Total	Funds	Permanent Capital Vehicles	Hedge Funds	PE Funds
Assets Under Management
AUM - January 1, 2016	$70,501	$8,991	$6,816	$8,799	$9,308	$5,409	$31,178
Capital raised	403	—	—	268	56	79	—
Equity raised (Permanent Capital Vehicles)	—	—	—	—	—	—	—
Increase in invested capital	430	18	—	66	346	—	—
Capital acquisitions	682	—	—	682	—	—	—
Redemptions	(323)	—	—	(64)	—	(259)	—
RCA distributions[9]	(173)	—	—	(173)	—	—	—
Return of capital distributions	(1,426)	(602)	(60)	(4)	(731)	(29)	—
Adjustment for capital reset	(650)	(650)	—	—	—	—	—
Crystallized Incentive Income	(57)	—	—	(57)	—	—	—
Equity buyback	(125)	—	(125)	—	—	—	—
Change in AUM of Affiliated Managers and co-managed funds	(1,158)	—	—	(775)	—	(383)	—
Divested Businesses	(177)	—	—	—	—	(177)	—
Net Client Flows	279	—	—	—	—	—	279
Income (loss) and foreign exchange	1,989	(1,117)	13	224	264	(18)	2,623

AUM - Ending Balance	$70,195	$6,640	$6,644	$8,966	$9,243	$4,622	$34,080

Third-Party Capital Raised	$434	$—	$—	$299	$56	$79	$—

Segment Revenues
Management fees	$282	$52	$54	$74	$62	$12	$28
Incentive income	195	—	16	40	138	1	—

Total	477	52	70	114	200	13	28

Segment Expenses
Operating expenses	(215)	(20)	(37)	(55)	(61)	(16)	(26)
Profit sharing compensation expenses	(89)	—	(4)	(14)	(70)	(1)	—

Total	(304)	(20)	(41)	(69)	(131)	(17)	(26)

Earnings From Affiliated Managers	2	—	—	—	—	2	—

Fund Management DE (before Principal Performance Payments)	175	32	29	45	69	(2)	2

Principal Performance Payments	(14)	—	(4)	(6)	(4)	—	—

Fund Management DE	161	32	25	39	65	(2)	2

Investment Income	11	(1)	2	1	10	(2)	1
Unallocated Investment Income	(1)
Unallocated Expenses	(6)

Pre-tax Distributable Earnings	$165	$31	$27	$40	$75	$(4)	$3

Pre-tax Distributable Earnings per Dividend Paying Share	$0.42

	Six Months Ended June 30, 2015
		Private Equity		Credit Funds		Liquid Hedge Funds	Logan Circle
(in millions)	Total	Funds	Permanent Capital Vehicles	Hedge Funds	PE Funds
Assets Under Management
AUM - January 1, 2015	$67,531	$9,366	$4,567	$6,173	$6,955	$8,128	$32,342
Capital raised	1,170	—	—	254	659	257	—
Equity raised (Permanent Capital Vehicles)	2,441	—	2,441	—	—	—	—
Increase in invested capital	1,514	181	287	21	1,025	—	—
Redemptions	(1,160)	—	—	(52)	—	(1,108)	—
RCA distributions[9]	(266)	—	—	(266)	—	—	—
Return of capital distributions	(870)	(278)	(99)	(31)	(400)	(62)	—
Adjustment for capital reset	(168)	—	(168)	—	—	—	—
Crystallized Incentive Income	(116)	—	—	(116)	—	—	—
Change in AUM of Affiliated Managers and co-managed funds	388	—	—	—	—	388	—
Net Client Flows	1,645	—	—	—	—	—	1,645
Income (loss) and foreign exchange	(142)	318	(80)	261	8	(226)	(423)

AUM - Ending Balance	$71,967	$9,587	$6,948	$6,244	$8,247	$7,377	$33,564

Third-Party Capital Raised	$8,573	$—	$2,441	$254	$5,621	$257	$—

Segment Revenues
Management fees	$283	$58	$42	$59	$57	$40	$27
Incentive income	234	—	77	73	84	—	—

Total	517	58	119	132	141	40	27

Segment Expenses
Operating expenses	(236)	(29)	(34)	(37)	(60)	(48)	(28)
Profit sharing compensation expenses	(84)	—	(9)	(30)	(44)	(1)	—

Total	(320)	(29)	(43)	(67)	(104)	(49)	(28)

Earnings From Affiliated Managers	8	—	—	—	—	8	—

Fund Management DE (before Principal Performance Payments)	205	29	76	65	37	(1)	(1)

Principal Performance Payments	(21)	—	(11)	(8)	(2)	—	—

Fund Management DE	184	29	65	57	35	(1)	(1)

Investment Income	10	—	1	1	4	4	—
Unallocated Expenses	(2)

Pre-tax Distributable Earnings	$192	$29	$66	$58	$39	$3	$(1)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.42

[9]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 2-a

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2015	Three Months Ended
Fortress	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015		March 31, 2016	June 30, 2016
Assets Under Management
Private Equity Funds	$10,179	$9,587	$9,195	$8,991	$8,991	$7,179	$6,640
Permanent Capital Vehicles	4,622	6,948	6,896	6,816	6,816	6,773	6,644
Credit Hedge Funds[10]	6,271	6,244	9,070	8,799	8,799	9,336	8,966
Credit Private Equity Funds	7,563	8,247	8,356	9,308	9,308	9,353	9,243
Liquid Hedge Funds[11]	7,838	7,377	7,367	5,409	5,409	5,195	4,622
Logan Circle	33,416	33,564	33,446	31,178	31,178	32,801	34,080

AUM - Ending Balance	$69,889	$71,967	$74,330	$70,501	$70,501	$70,637	$70,195

Third-Party Capital Raised	$5,360	$3,213	$204	$215	$8,992	$348	$86

Segment Revenues
Management fees	$139	$144	$151	$148	$582	$141	$141
Incentive income	51	183	70	132	436	64	131

Total	190	327	221	280	1,018	205	272

Segment Expenses
Operating expenses	(115)	(121)	(112)	(105)	(453)	(109)	(106)
Profit sharing compensation expenses	(30)	(54)	(37)	(47)	(168)	(31)	(58)

Total	(145)	(175)	(149)	(152)	(621)	(140)	(164)

Earnings From Affiliated Managers	9	(1)	2	(1)	9	1	1

Fund Management DE (before Principal Performance Payments)	54	151	74	127	406	66	109

Principal Performance Payments	(3)	(18)	(7)	(14)	(42)	(3)	(11)

Fund Management DE	$51	$133	$67	$113	$364	$63	$98

Net Investment Income	4	4	2	17	27	1	3

Pre-tax Distributable Earnings	$55	$137	$69	$130	$391	$64	$101

[10]	The Assets Under Management presented for the Credit Hedge Funds includes $2,078 million related to co-managed funds as of 2Q 2016.
[11]	The Assets Under Management presented for the Liquid Hedge Funds includes $4,113 million related to Affiliated Managers as of 2Q 2016.

Fortress Investment Group LLC

Exhibit 2-b

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2015	Three Months Ended
Private Equity Funds	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015		March 31, 2016	June 30, 2016

Assets Under Management
Main Funds[12]	$7,726	$7,128	$6,874	$6,530	$6,530	$4,907	$4,479
Coinvestment Funds[13]	1,994	1,902	1,785	1,729	1,729	1,552	1,463
MSR Opportunities Funds[14]	336	417	388	360	360	333	309
Italian NPL Opportunities Fund	19	20	20	225	225	231	225
Fortress Equity Partners	104	120	128	147	147	156	164

AUM - Ending Balance	$10,179	$9,587	$9,195	$8,991	$8,991	$7,179	$6,640

Third-Party Capital Raised	$—	$—	$—	$—	$—	$—	$—

Segment Revenues
Management fees	$29	$29	$29	$29	$116	$26	$26
Incentive income	—	—	—	—	—	—	—

Total	29	29	29	29	116	26	26

Segment Expenses
Operating expenses	(14)	(15)	(13)	(3)	(45)	(10)	(10)
Profit sharing compensation expenses	—	—	—	1	1	—	—

Total	(14)	(15)	(13)	(2)	(44)	(10)	(10)

Fund Management DE (before Principal Performance Payments)	15	14	16	27	72	16	16

Principal Performance Payments	—	—	—	—	—	—	—

Fund Management DE	$15	$14	$16	$27	$72	$16	$16

Net Investment Income	—	—	—	—	—	(2)	1

Pre-tax Distributable Earnings	$15	$14	$16	$27	$72	$14	$17

[12]	Combined AUM for Fund III, Fund IV and Fund V. Effective January 1, 2016, Fortress no longer earns management fees from Fund III. Fund III has passed its contractual maturity date and is in the process of an orderly wind down.
[13]	Combined AUM for Fund III Coinvestment, Fund IV Coinvestment, Fund V Coinvestment, FHIF and FECI. Effective January 1, 2016, Fortress no longer earns management fees from Fund III Coinvestment. Fund III Coinvestment has passed its contractual maturity date and is in the process of an orderly wind down.
[14]	Combined AUM for MSR Opportunities Fund I A, MSR Opportunities Fund I B, MSR Opportunities Fund II A, MSR Opportunities Fund II B and MSR Opportunities Fund MA I.

Fortress Investment Group LLC

Exhibit 2-c

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2015	Three Months Ended
Permanent Capital Vehicles	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015		March 31, 2016	June 30, 2016

Assets Under Management
Newcastle Investment Corp.	$680	$680	$680	$680	$680	$680	$680
New Residential Investment Corp.	1,367	2,725	2,689	2,689	2,689	2,689	2,689
Eurocastle Investment Limited	432	626	605	567	567	608	510
New Media Investment Group Inc.	637	637	637	637	637	637	637
New Senior Investment Group Inc.	813	1,089	1,089	1,076	1,076	1,024	1,024
Fortress Transportation and Infrastructure Investors LLC[15]	693	1,191	1,196	1,167	1,167	1,135	1,104

AUM - Ending Balance	$4,622	$6,948	$6,896	$6,816	$6,816	$6,773	$6,644

Third-Party Capital Raised	$150	$2,291	$—	$—	$2,441	$—	$—

Segment Revenues
Management fees	$19	$23	$27	$27	$96	$27	$27
Incentive income	3	74	(1)	30	106	2	14

Total	22	97	26	57	202	29	41

Segment Expenses
Operating expenses	(18)	(16)	(16)	(19)	(69)	(19)	(18)
Profit sharing compensation expenses	—	(9)	1	(3)	(11)	(1)	(3)

Total	(18)	(25)	(15)	(22)	(80)	(20)	(21)

Fund Management DE (before Principal Performance Payments)	4	72	11	35	122	9	20

Principal Performance Payments	—	(11)	(3)	(5)	(19)	(1)	(3)

Fund Management DE	$4	$61	$8	$30	$103	$8	$17

Net Investment Income	—	1	—	1	2	1	1

Pre-tax Distributable Earnings	$4	$62	$8	$31	$105	$9	$18

[15]	All of the capital of Worldwide Transportation and Infrastructure Investors (“WWTAI”), a private fund formerly managed by Fortress, was contributed to FTAI which completed its initial public offering in 2Q 2015.

Fortress Investment Group LLC

Exhibit 2-d

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2015	Three Months Ended
Credit Hedge Funds	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015		March 31, 2016	June 30, 2016

Assets Under Management
Drawbridge Special Opportunities Funds[16]	$6,023	$6,021	$5,808	$5,756	$5,756	$5,816	$5,928
Third Party Originated Funds[17]	189	156	150	102	102	815	837
Japan Income Fund	59	67	94	88	88	116	123
Co-Managed Funds[18]	—	—	3,018	2,853	2,853	2,589	2,078

AUM - Ending Balance	$6,271	$6,244	$9,070	$8,799	$8,799	$9,336	$8,966

Third-Party Capital Raised	$175	$79	$—	$21	$275	$272	$27

Segment Revenues
Management fees	$30	$29	$37	$38	$134	$37	$37
Incentive income	23	50	1	11	85	7	33

Total	53	79	38	49	219	44	70

Segment Expenses
Operating expenses	(18)	(19)	(21)	(27)	(85)	(26)	(29)
Profit sharing compensation expenses	(12)	(18)	(1)	(5)	(36)	(3)	(11)

Total	(30)	(37)	(22)	(32)	(121)	(29)	(40)

Fund Management DE (before Principal Performance Payments)	23	42	16	17	98	15	30

Principal Performance Payments	(2)	(6)	(3)	(4)	(15)	(1)	(5)

Fund Management DE	$21	$36	$13	$13	$83	$14	$25

Net Investment Income	1	—	—	1	2	—	1

Pre-tax Distributable Earnings	$22	$36	$13	$14	$85	$14	$26

Net Returns[19]
Drawbridge Special Opportunities Fund LP	2.2%	2.3%	0.3%	0.9%	5.8%	0.6%	2.8%
Drawbridge Special Opportunities Fund Ltd	1.1%	0.4%	(0.8%)	0.0%	0.6%	(1.3%)	1.5%

[16]	Combined AUM for Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund Ltd, Drawbridge Special Opportunities Fund managed accounts, Worden Fund LP and Worden Fund II LP. Worden Fund II LP was closed in 1Q 2016.
[17]	Combined AUM for the third party originated JP Funds and third party originated Value Recovery Funds. Fortress began managing the JP Funds in 1Q 2016.
[18]	Combined AUM for the Mount Kellett investment funds and related accounts. In 3Q 2015, Fortress became co-manager of the Mount Kellett Funds.
[19]	The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations. The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding special investments and the performance of the redeeming capital accounts which relate to December 31, 2009, December 31, 2010, December 31, 2011, December 31, 2012, December 31, 2013, December 31, 2014 and December 31, 2015 redemptions.

Fortress Investment Group LLC

Exhibit 2-e

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2015	Three Months Ended
Credit Private Equity Funds	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015		March 31, 2016	June 30, 2016

Assets Under Management
Long Dated Value Funds[20]	$352	$315	$315	$315	$315	$292	$203
Real Assets Funds	52	40	41	24	24	50	33
Fortress Credit Opportunities Funds[21]	6,029	6,802	6,796	6,848	6,848	6,894	6,765
Japan Opportunity Funds[22]	1,130	1,090	1,204	2,120	2,120	2,117	2,242

AUM - Ending Balance	$7,563	$8,247	$8,356	$9,308	$9,308	$9,353	$9,243

Third-Party Capital Raised	$4,949	$672	$156	$166	$5,943	$13	$43

Segment Revenues
Management fees	$27	$30	$29	$32	$118	$31	$31
Incentive income	24	60	70	90	244	53	85

Total	51	90	99	122	362	84	116

Segment Expenses
Operating expenses	(30)	(30)	(29)	(26)	(115)	(32)	(29)
Profit sharing compensation expenses	(14)	(30)	(36)	(41)	(121)	(26)	(44)

Total	(44)	(60)	(65)	(67)	(236)	(58)	(73)

Fund Management DE (before Principal Performance Payments)	7	30	34	55	126	26	43

Principal Performance Payments	(1)	(1)	(1)	(5)	(8)	(1)	(3)

Fund Management DE	$6	$29	$33	$50	$118	$25	$40

Net Investment Income	1	3	5	12	21	3	7

Pre-tax Distributable Earnings	$7	$32	$38	$62	$139	$28	$47

[20]	Combined AUM for Long Dated Value Fund I, Long Dated Value Fund II, Long Dated Value Fund III and LDVF Patent Fund.
[21]	Combined AUM for Credit Opportunities Fund, Credit Opportunities Fund II, Credit Opportunities Fund III, Credit Opportunities Fund IV, FCO Managed Accounts, Global Opportunities Funds, Life Settlements Fund, Life Settlements Fund MA, SIP managed account, Real Estate Opportunities Fund, Real Estate Opportunities Fund II and Real Estate Opportunities REOC Fund. During 2Q 2016, Fortress stopped earning management fees from SIP managed account.
[22]	Combined AUM for Japan Opportunity Fund, Japan Opportunity Fund II (Dollar), Japan Opportunity Fund II (Yen), Japan Opportunity Fund III (Dollar) and Japan Opportunity Fund III (Yen).

Fortress Investment Group LLC

Exhibit 2-f

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2015	Three Months Ended
Liquid Hedge Funds	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015		March 31, 2016	June 30, 2016

Assets Under Management
Fortress Macro Funds[23]	$2,779	$2,326	$1,791	N/A	N/A	N/A	N/A
Drawbridge Global Macro Funds[24]	227	210	193	101	101	116	112
Fortress Convex Asia Funds[25]	226	220	208	134	134	176	N/A
Fortress Centaurus Global Funds[26]	64	191	222	204	204	206	182
Fortress Partners Funds[27]	541	534	497	474	474	228	215
Affiliated Managers[28]	4,001	3,896	4,456	4,496	4,496	4,469	4,113

AUM - Ending Balance	$7,838	$7,377	$7,367	$5,409	$5,409	$5,195	$4,622

Third-Party Capital Raised	$86	$171	$48	$28	$333	$63	$16

Segment Revenues
Management fees	$21	$19	$16	$8	$64	$6	$6
Incentive income	1	(1)	—	1	1	2	(1)

Total	22	18	16	9	65	8	5

Segment Expenses
Operating expenses	(21)	(27)	(20)	(16)	(84)	(9)	(7)
Profit sharing compensation expenses	(4)	3	(1)	1	(1)	(1)	—

Total	(25)	(24)	(21)	(15)	(85)	(10)	(7)

Earnings From Affiliated Managers	9	(1)	2	(1)	9	1	1

Fund Management DE (before Principal Performance Payments)	6	(7)	(3)	(7)	(11)	(1)	(1)

Principal Performance Payments	—	—	—	—	—	—	—

Fund Management DE	$6	$(7)	$(3)	$(7)	$(11)	$(1)	$(1)

Net Investment Income	3	1	(1)	5	8	3	(5)

Pre-tax Distributable Earnings	$9	$(6)	$(4)	$(2)	$(3)	$2	$(6)

Net Returns[29]
Fortress Macro Fund Ltd	(4.7%)	(6.3%)	(7.8%)	(0.0%)	(17.6%)	N/A	N/A
Drawbridge Global Macro Fund Ltd	(4.9%)	(6.5%)	(8.0%)	0.0%	(18.2%)	N/A	N/A
Fortress Convex Asia Fund Ltd	(0.6%)	(0.7%)	3.3%	(4.6%)	(2.8%)	1.5%	(1.2%)
Fortress Centaurus Global Fund Ltd	3.9%	(4.1%)	(3.0%)	5.0%	1.4%	1.9%	(6.1%)
Fortress Partners Fund LP30	1.2%	(1.2%)	(4.9%)	(0.1%)	(5.0%)	N/A	N/A
Fortress Partners Offshore Fund LP30	0.3%	(2.5%)	(3.4%)	0.5%	(5.1%)	N/A	N/A

[23]	Combined AUM for Fortress Macro Onshore Fund LP, Fortress Macro Fund Ltd, Fortress Macro MA1, Fortress Redwood Fund Ltd and Fortress Macro managed accounts. In 4Q 2015, Fortress closed the Fortress Macro Funds and related managed accounts.
[24]	Combined AUM for Drawbridge Global Macro Fund LP and Drawbridge Global Macro Intermediate Fund LP.
[25]	Combined AUM for Fortress Convex Asia Fund LP, Fortress Convex Asia Fund Ltd, Fortress Convex Asia Fund PF LP and Fortress Convex Asia Fund PF Ltd. In June 2016, Fortress transferred its interests as general partner and investment manager of the Fortress Convex Asia Funds to a third party.
[26]	Combined AUM for Fortress Centaurus Global Fund LP and Fortress Centaurus Global Fund Ltd.
[27]	Combined AUM for Fortress Partners Fund LP and Fortress Partners Offshore Fund LP.
[28]	In 1Q 2015, the Fortress Asia Macro Funds and related managed accounts transitioned to Graticule Asset Management on Fortress’s affiliated manager platform.
[29]	The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations.
[30]	The returns for the Fortress Partners Funds include gains and losses from Special Investments. Investors’ specific performance may vary dependent upon their ownership in one or more Special Investments.

Fortress Investment Group LLC

Exhibit 2-g

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2015	Three Months Ended
Logan Circle	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015		March 31, 2016	June 30, 2016

Assets Under Management
AUM - Ending Balance	$33,416	$33,564	$33,446	$31,178	$31,178	$32,801	$34,080

Net Client Flows	$589	$1,056	$101	$(1,867)	$(121)	$261	$18

Segment Revenues
Management fees	$13	$14	$13	$14	$54	$14	$14
Incentive income	—	—	—	—	—	—	—

Total	13	14	13	14	54	14	14

Segment Expenses
Operating expenses	(14)	(14)	(13)	(14)	(55)	(13)	(13)
Profit sharing compensation expenses	—	—	—	—	—	—	—

Total	(14)	(14)	(13)	(14)	(55)	(13)	(13)

Fund Management DE	$(1)	$—	$—	$—	$(1)	$1	$1

Net Investment Income	—	—	—	(1)	(1)	—	1

Pre-tax Distributable Earnings	$(1)	$—	$—	$(1)	$(2)	$1	$2

Fortress Investment Group LLC

Exhibit 3

Reconciliation of GAAP Net Income (Loss) to Pre-tax Distributable Earnings and Fund Management DE,

Reconciliation of GAAP Revenues to Segment Revenues and Reconciliation of GAAP Expenses to Segment Expenses

(dollars in millions)

	Three Months Ended				Full Year 2015	Three Months Ended		Six Months Ended June 30, 2016
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015		March 31, 2016	June 30, 2016
GAAP Net Income (Loss)	$87	$5	$(26)	$116	$182	$(16)	$(27)	$(43)

Principals’ and Others’ Interests in (Income) Loss of Consolidated Subsidiaries	(52)	(2)	12	(62)	(104)	7	13	20
Redeemable non-controlling interests in Income (Loss)	—	—	—	—	—	—	—	—

GAAP Net Income (Loss) Attributable to Class A Shareholders	$35	$3	$(14)	$54	$78	$(9)	$(14)	$(23)

Private Equity incentive income	3	19	21	(16)	27	23	73	96
Hedge Fund, PCV and Logan Circle incentive income	23	23	1	(47)	—	8	26	34
Incentive income received related to exercise of options	—	57	—	1	58	—	—	—
Reserve for clawback	—	—	—	—	—	—	—	—
Distributions of earnings from equity method investees	4	9	5	17	35	3	8	11
Losses (earnings) from equity method investees	(27)	33	23	17	46	24	8	32
Losses (gains) on options	(32)	9	27	2	6	2	(12)	(10)
Losses (gains) on other Investments	(1)	(5)	14	(1)	7	15	19	34
Impairment of investments	(3)	—	(1)	(2)	(6)	(2)	(1)	(3)
Adjust income from the receipt of options	(4)	(21)	—	—	(25)	—	—	—
Gain on transfer of Graticule	(134)	—	—	—	(134)	—	—	—
Amortization of intangible assets and impairment of goodwill	—	—	—	1	1	1	—	1
Employee, Principal and director compensation	20	6	2	5	33	3	2	5
Adjust non-controlling interests related to Fortress Operating Group units	52	1	(12)	62	103	(8)	(12)	(20)
Tax receivable agreement liability reduction	—	8	—	(2)	6	3	—	3
Adjust income taxes and other tax related items	18	(5)	3	39	55	1	4	5
Adjust transfer of interest in Graticule	101	—	—	—	101	—	—	—

Pre-tax Distributable Earnings	$55	$137	$69	$130	$391	$64	$101	$165

Investment Loss (income)	(5)	(4)	(3)	(19)	(31)	(4)	(6)	(10)
Interest Expense	1	—	1	2	4	3	3	6

Fund Management DE	$51	$133	$67	$113	$364	$63	$98	$161

GAAP Revenues	$227	$308	$264	$415	$1,214	$232	$232	$464

Adjust management fees	(1)	1	—	—	—	1	—	1
Adjust incentive income	27	100	22	(59)	90	31	100	131
Adjust income from the receipt of options	(4)	(21)	—	—	(25)	—	—	—
Other revenues	(59)	(61)	(65)	(76)	(261)	(59)	(60)	(119)

Segment Revenues	$190	$327	$221	$280	$1,018	$205	$272	$477

GAAP Expenses	$329	$258	$224	$242	$1,053	$207	$238	$445

Adjust interest expense	(1)	—	(1)	(2)	(4)	(3)	(3)	(6)
Adjust employee, Principal and director compensation	(18)	(2)	(1)	(5)	(26)	(2)	(1)	(3)
Adjust amortization of intangible assets and impairment of goodwill	—	—	—	(1)	(1)	(1)	—	(1)
Adjust expense reimbursements from affiliates and non-affiliates	(59)	(61)	(64)	(68)	(252)	(57)	(58)	(115)
Adjust Principal Performance Payments	(5)	(20)	(9)	(14)	(48)	(4)	(12)	(16)
Adjust transfer of interest in Graticule	(101)	—	—	—	(101)	—	—	—

Segment Expenses	$145	$175	$149	$152	$621	$140	$164	$304

“Distributable earnings” is Fortress’s supplemental measure of operating performance used by management in analyzing segment and overall results. As compared to generally accepted accounting principles (“GAAP”) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income in accordance with GAAP and it is not necessarily indicative of liquidity or cash available to fund the Company’s operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, as well as an explanation of the calculation of distributable earnings impairment, see note 10 to the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.

Fortress’s management uses distributable earnings:

•	in making operating decisions and assessing the performance of each of the Company’s core businesses;

•	for planning purposes, including the preparation of annual operating budgets;

•	as a valuation measure in strategic analyses in connection with the performance of its funds and the performance of its employees; and

•	to assist in evaluating its periodic distributions to equity holders.

Growing distributable earnings is a key component to the Company’s business strategy and distributable earnings is the supplemental measure used by management to evaluate the economic profitability of each of the Company’s businesses and total operations. Therefore, Fortress believes that it provides useful information to investors in evaluating its operating performance. Fortress’s definition of distributable earnings is not based on any definition contained in its amended and restated operating agreement.

“Fund management DE” is equal to pre-tax distributable earnings excluding our direct investment-related results. Fund management DE is comprised of “Pre-tax Distributable Earnings” excluding “Investment Loss (Income)” and “Interest Expense.” Fund management DE and its components are used by management to analyze and measure the performance of our investment management business on a stand-alone basis. Fortress defines segment operating margin to be equal to fund management DE divided by segment revenues. The Company believes that it is useful to provide investors with the opportunity to review our investment management business using the same metrics. Fund management DE and its components are subject to the same limitations as pre-tax distributable earnings, as described above.

Fortress Investment Group LLC

Exhibit 4

Reconciliation of Weighted Average Class A Shares Outstanding (Used for Basic EPS) to Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Weighted Average Class A Shares Outstanding (Used for Basic EPS)	216,733,660	216,183,181	218,790,533	215,985,577

Weighted average fully vested restricted Class A share units with dividend equivalent rights	(291,469)	(3,717,045)	(984,000)	(5,464,698)
Weighted average restricted Class A shares	(810,882)	(780,497)	(790,155)	(810,412)

Weighted Average Class A Shares Outstanding	215,631,309	211,685,639	217,016,378	209,710,467

Weighted average restricted Class A shares[31]	810,882	780,497	790,155	810,412
Weighted average fully vested restricted Class A share units which are entitled to dividend equivalent payments	291,469	3,717,045	984,000	5,464,698
Weighted average unvested restricted Class A share units which are entitled to dividend equivalent payments	8,063,715	11,159,183	7,940,803	9,761,060
Weighted average Fortress Operating Group units	169,514,478	226,331,513	169,514,478	226,331,513

Weighted Average Class A Shares Outstanding (Used for DEPS)	394,311,853	453,673,877	396,245,814	452,078,150

Weighted average vested and unvested restricted Class A share units which are not entitled to dividend equivalent payments	9,344,273	13,416,141	9,050,075	12,564,428

Weighted Average Fully Diluted Shares and Units Outstanding (Used for Diluted DEPS)	403,656,126	467,090,018	405,295,889	464,642,578

“Dividend paying shares and units” represents the number of shares and units outstanding at the end of the period which were entitled to receive dividends or related distributions. The Company believes it is useful for investors in computing the aggregate amount of cash required to make a current per share distribution of a given amount per share. It excludes certain potentially dilutive equity instruments, primarily non-dividend paying restricted Class A share units, and, therefore, is limited in its usefulness in computing per share amounts. Accordingly, dividend paying shares and units should be considered only as a supplement and not an alternative to GAAP basic and diluted shares outstanding. The Company’s calculation of dividend paying shares and units may be different from the calculation used by other companies and, therefore, comparability may be limited.

[31]	Includes both fully vested and unvested restricted Class A shares.

Fortress Investment Group LLC

Exhibit 5

Reconciliation of GAAP Book Value Per Share to Net Cash and Investments Per Share

(dollars and shares in thousands)

	As of June 30, 2016		As of December 31, 2015
	GAAP Book Value	Net Cash and Investments	GAAP Book Value	Net Cash and Investments
Cash and Cash equivalents	$278,937	$278,937	$339,842	$339,842
Investments	936,530	936,530	1,055,789	1,055,789
Investments in options[32]	40,432	—	30,427	—
Due from Affiliates	178,837	—	273,811	—
Deferred Tax Asset, net	434,150	—	427,102	—
Other Assets	114,291	—	148,310	—

Total Assets	1,983,177	1,215,467	2,275,281	1,395,631

Debt Obligations Payable	$260,677	$260,677	$230,677	$230,677
Accrued Compensation and Benefits	184,642	—	318,750	—
Due to Affiliates	346,250	—	365,218	—
Deferred Incentive Income	366,983	—	332,329	—
Other Liabilities	98,269	—	86,503	—

Total Liabilities	1,256,821	260,677	1,333,477	230,677

Net	$726,356	$954,790	$941,804	$1,164,954

	Shares Outstanding	Dividend Paying Shares and Units Outstanding	Shares Outstanding	Dividend Paying Shares and Units Outstanding
Class A Shares	215,646	215,646	216,061	216,061
Restricted Class A Shares	887	887	729	729
Fortress Operating Group Units	169,514	169,514	169,515	169,515
Fully Vested Class A Shares - Dividend Paying	—	278	—	1,361
Unvested Class A Shares - Dividend Paying	—	8,064	—	9,175

Shares Outstanding	386,047	394,389	386,305	396,841

Per Share	$1.88	$2.42	$2.44	$2.94

Net cash and investments represents cash and cash equivalents plus investments less debt outstanding. The Company believes that net cash and investments is a useful supplemental measure because it provides investors with information regarding the Company’s net investment assets. Net cash and investments excludes certain assets (investments in options, due from affiliates, deferred tax asset, other assets) and liabilities (due to affiliates, accrued compensation and benefits, deferred incentive income and other liabilities) and its utility as a measure of financial position is limited. Accordingly, net cash and investments should be considered only as a supplement and not an alternative to GAAP book value as a measure of the Company’s financial position. The Company’s calculation of net cash and investments may be different from the calculation used by other companies and, therefore, comparability may be limited.

[32]	The intrinsic value of options in equity method investees totaled $26 million at quarter end and is included in our undistributed, unrecognized incentive income. This value represents incentive income that would have been recorded in Distributable Earnings if Fortress had exercised all of its in-the-money options it holds in the Permanent Capital Vehicles and sold all of the resulting shares at their June 30, 2016 closing price and differs from the fair value derived from option pricing models included in the table above.